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Exhibit 14.1

CONSENT OF ELVINGER, HOSS & PRUSSEN

        We hereby consent to being named and to the summarization of advice attributed to us in this Form 20-F of Stolt Offshore S.A. for the fiscal year ended November 30, 2003.

Elvinger, Hoss & Prussen
By:	/s/ JEAN HOSS
Name: Jean Hoss

Luxembourg,
May 11, 2004

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  Exhibit 14.1
CONSENT OF ELVINGER, HOSS & PRUSSEN